                                                                    EXHIBIT 11.1


            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                                    ---------------------------
                                                    JUNE 30, MARCH 31, JUNE 30,
                                                      1997     1997      1996
                                                    -------- --------- --------
Net income........................................  $ 7,090   $ 5,868  $ 2,901
                                                    =======   =======  =======

Weighted average common shares outstanding........   42,278    42,147   40,963

Weighted average common stock equivalents - Stock
  options determined using the treasury stock
  method..........................................    3,989     4,447    6,033
                                                    -------   -------  -------

     Weighted average common and common
        equivalent shares outstanding.............   46,267    46,594   46,996
                                                    =======   =======  =======

Net income per share..............................  $   .15   $   .13  $   .06
                                                    =======   =======  =======

                                                    SIX MONTHS ENDED JUNE 30,
                                                    -------------------------
                                                          1997     1996
                                                        -------  --------
Net income........................................      $12,958  $  5,584
                                                        =======  ========

Weighted average common shares outstanding........       42,273    39,350

Weighted average common stock equivalents - Stock
  options determined using the treasury stock
  method..........................................        4,234     6,178
                                                        -------  --------
Weighted average common and common
  equivalent shares outstanding...................       46,507    45,528
                                                        =======  ========

Net income per share..............................      $   .28  $    .12
                                                        =======  ========
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